UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

M&T BANK CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 is to supplement certain information disclosed in M&T Bank Corporation’s (“M&T”) definitive proxy statement for its 2017 Annual Meeting of Shareholders, which was filed with the U.S. Securities and Exchange Commission on March 8, 2017 (the “Proxy Statement”). In the Proxy Statement, in the Section entitled, “CORPORATE GOVERNANCE OF M&T BANK CORPORATION,” under the caption “Board Attendance” on page 17, it was disclosed that director Melinda R. Rich did not attend at least 75% of the meetings of the Board of Directors held in 2016. Ms. Rich does not serve on any Board committees. M&T is filing this Amendment No. 1 to supplement such disclosure by noting that two regularly scheduled Board meetings that Ms. Rich did not attend in 2016 were due to health issues which have now been resolved. Further, Ms. Rich had scheduling conflicts for two other regularly scheduled Board meetings. It is the Board’s practice to permit telephonic participation at regularly scheduled Board meetings only in exigent circumstances, which is rarely permitted. Had Ms. Rich been able to attend any one of the four missed Board meetings, she would have attended 75% of the meetings of the Board of Directors held in 2016. No other changes have been made to the Proxy Statement, and this Amendment No. 1 has not been updated to reflect events occurring subsequent to the filing of the Proxy Statement.

Shareholders who have already properly executed a proxy card or voted over the Internet or by telephone on the election of directors and who would like to change their vote may revoke their proxy before it is voted at the Annual Meeting of Shareholders on April 18, 2017, by submitting a proxy bearing a later date or over the Internet or by telephone, or by attending the Annual Meeting in person and casting a ballot, or as otherwise described in the Proxy Statement. You should contact your broker, trustee, bank or other nominee for instructions for revoking your previously given proxy and resubmitting a new proxy. Any shareholder of record who would like to change their vote, can vote again over the Internet at www.investorvote.com/MTB or by telephone at 1-800-652-8683 (you will need your control number that is located on the proxy card that you received from M&T’s transfer agent, Computershare, Inc., for either of these options).

A shareholder who has questions may contact M&T’s Corporate Secretary, at One M&T Plaza, Buffalo, New York 14203.